UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 2, 2014

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8510 Colonnade Center Drive Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 862-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 2, 2014, Salix Pharmaceuticals, Ltd. (the “Company”) filed a Current Report on Form 8-K reporting, among other things, that it had completed its acquisition of Santarus, Inc. (“Santarus”), in accordance with the terms of the Agreement and Plan of Merger, dated November 7, 2013, among the Company, Willow Acquisition Sub Corporation, an indirect wholly owned subsidiary of the Company, and Santarus. The Company paid aggregate consideration of approximately $2.6 billion in connection with its acquisition of Santarus.

The Company is filing this Amendment No. 1 to its Current Report on Form 8-K dated January 2, 2014, in order to provide the financial statements required by Item 9.01 to Form 8-K with respect to the acquisition of Santarus.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

Consolidated Financial Statements of Santarus as of December 31, 2011 and 2012 and for the years ended December 31, 2010, 2011 and 2012 (audited) and Condensed Consolidated Financial Statements of Santarus as of September 30, 2013 and for the three months and nine months ended September 30, 2012 and 2013 (unaudited), and related notes, are filed as Exhibit 99.1 to this report and incorporated herein by reference.

(b) Pro forma financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2013, Unaudited Pro Forma Condensed Combined Statements of Operations for the fiscal year ended December 31, 2012 and for the nine months ended September 30, 2012 and 2013, respectively, showing the pro forma effects of the Company’s acquisition of Santarus, and related notes, are filed as Exhibit 99.2 to this report and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Financial Statements of Business Acquired.

99.2	Unaudited Pro Forma Condensed Combined Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2014	SALIX PHARMACEUTICALS, LTD.

	By:	/s/ Timothy J. Creech
Timothy J. Creech Vice President, Finance and Administrative Services

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Financial Statements of Business Acquired.

99.2	Unaudited Pro Forma Condensed Combined Financial Information.